Consent of Independent Registered Public Accounting Firm

Tofla Megaline

Manzanillo 33. Local E, Col. Roma Norte

Mexico City, Mexico 06700

We hereby consent to the use in the Prospectus constituting a part of this registration statement of our report dated October 22, 2021, relating to the Financial Statements of Tofla Megaline, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

MAC Accounting Group, LLP

Midvale, Utah

July 13, 2022